Exhibit 10.01+
Intuit Inc.
Employee Stock Purchase Plan

(As Amended and Restated on January 19, 2023)

1. Establishment of Plan. The Company proposes to grant options for purchase of the Company’s Common Stock, $0.01 par value, to eligible employees of the Company and Participating Subsidiaries pursuant to the Plan. A total of 25,800,000 shares of the Company’s Common Stock is reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan. Except as provided in Section 3(b) below, the Company intends that offerings under the Plan shall qualify as offerings under an “employee stock purchase plan” as set forth in Section 423 of the Code (including any amendments to or replacements of such Section), and the Plan shall be so construed. For avoidance of doubt, in the event that any such options are or become inconsistent with the terms of an offering under the Plan, such options shall not be treated as granted under an “employee stock purchase plan” under Section 423 of the Code, as described in further detail under Treas. Reg. §1.423-2(a)(4) or its successor, but shall be considered as granted under the Plan. Capitalized terms not defined in the text are defined in Section 28 below. Any term not expressly defined in the Plan that is defined in Section 423 of the Code shall have the same definition herein.

2. Purpose. The purpose of the Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan and the provisions of governing law, including but not limited to Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan and any agreement or document executed pursuant to the Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to the Plan, including determining the sub-plans, forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer and/or the officer in charge of Human Resources, in consultation with the General Counsel or her designee, the authority (i) to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate administration of the Plan both domestically and abroad and that are not inconsistent with the Plan, (ii) in accordance with Section 157(c) of the General Corporation Law of the State of Delaware, to determine the list of Participating Subsidiaries, as set forth in Exhibit A to the Plan and (iii) to interpret, administer and prescribe, amend and rescind rules and regulations used in connection with the Plan, provided that no such exercise of authority under this clause (iii) may amend the option of a Participant who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in a manner that would cause such officer to lose the ability to rely upon an exemption from potential short-swing trading profits liability under Section 16(b) of the Exchange Act for purchases of Common Stock under the Plan. References to the Committee shall also include any delegate to the extent of such delegated authority. The Committee may amend the Plan as described in Section 27 below. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Committee members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

Intuit Inc.
Employee Stock Purchase Plan

(b) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, including the laws of foreign jurisdictions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy, security, payroll taxes, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular non-U.S. Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, except for any provision that requires approval of the Company’s stockholders, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which employees participating in the sub-plan are located.

4. Eligibility.

(a) Any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under the Plan, except the following:

(i) employees who are not employed prior to the commencement of the Enrollment Period with respect to such Offering Period; and

(ii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

(b) Only individuals who perform services for, and who are classified as employees on the payroll records of the Company or a Participating Subsidiary shall be treated as “employees” for purposes of the Plan. No other individual, including an individual who provides services for the Company, or any Participating Subsidiary, as an independent contractor, shall be considered an “employee” for purposes of the Plan, including this Section 4, and such individual shall not be eligible to participate in the Plan. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, until such time as such individual is classified as an employee on the payroll records of the Company or a Participating Subsidiary, except to the extent that such exclusion shall cause an Offering Period not to be treated as satisfying the requirements of Section 423 of the Code.

5. Offering Dates.

(a) Offering Periods shall be of six (6) months duration, with one such Offering Period commencing on each September 16 and ending on the following March 15, and another commencing on each March 16 and ending on the following September 15. Each such Offering Period shall consist of two (2) Purchase Periods, each of which shall be of three (3) months

Intuit Inc.
Employee Stock Purchase Plan

duration. The Offering Period commencing on September 16 shall have Purchase Periods commencing on September 16 and December 16 and ending on the following December 15 and March 15, respectively. The Offering Period commencing on March 16 shall have Purchase Periods commencing on March 16 and June 16 and ending on the following June 15, and September 15, respectively. The first day of an Offering Period is the “Offering Date” for that Offering Period.

(b) The Committee shall have the power to change the duration of Offering Periods and/or the number or duration of Purchase Periods within an Offering Period with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that the duration of an Offering Period may not exceed twenty seven (27) months.

6. Participation in the Plan. An employee who is an eligible employee as provided in Section 4 may become a Participant in an Offering Period as of the Offering Date after satisfying the eligibility requirements by following the enrollment procedures established by the Company and enrolling in the Plan during the Enrollment Period established by the Company before the Offering Date. Each Enrollment Period shall be the same for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely enroll after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee follows the enrollment procedures established by the Company and enrolls in the Plan during the Enrollment Period established by the Company before a subsequent Offering Period. For avoidance of doubt, an employee who does not timely enroll after becoming eligible to participate in a given Offering Period shall not be eligible to participate in any special three (3) month Offering Period in the event that the given Offering Period is shortened by operation of Section 8(b). A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from the Plan, suspends participation as set forth in Section 9(c)(ii) below, or terminates further participation in the Offering Period as set forth in Sections 11 or 12 below. A Participant is not required to file any additional agreement or follow further enrollment procedures in order to continue participation in the Plan. An employee may only participate in one Offering Period at a time.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date of each Purchase Period of such Offering Period up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the applicable Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock); provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to the Plan shall not exceed the maximum number of shares which may be purchased pursuant to Sections 10(a), 10(b) or 10(c) below with respect to the applicable Purchase Period. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price.

(a) The purchase price per share at which a share of Common Stock will be sold to Participants in any Purchase Period shall be eighty-five percent (85%) of the lesser of:

(i) The Fair Market Value on the Offering Date; or

(ii) The Fair Market Value on the Purchase Date;

Intuit Inc.
Employee Stock Purchase Plan

provided, however, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock.

(b) Notwithstanding the above, if the Fair Market Value on the day of commencement of the second Purchase Period of an Offering Period (i.e., the Purchase Period commencing on either June 16 or December 16, as applicable) is less than the amount specified in Section 8(a)(i) with respect to a Participant, each Participant who purchased shares of Common Stock in the first Purchase Period of that Offering Period shall automatically be withdrawn from that original Offering Period and re-enrolled in a new three-month Offering Period commencing on the day of commencement of the second Purchase Period of the original Offering Period. The Fair Market Value on the Offering Date for the new Offering Period (i.e., the day of commencement of the second Purchase Period of the original Offering Period) shall replace the amount otherwise specified in Section 8(a)(i) for purposes of calculating the Purchase Price applicable to such new Offering Period. For the avoidance of doubt, there shall be no available Enrollment Period with respect to any new three-month Offering Period in accordance with this Section 8(b). To be eligible to participate in any such new three-month Offering Period, an employee must be employed prior to the commencement of the Enrollment Period with respect to the original Offering Period and have enrolled in the original Offering Period.

9. Payment of Purchase Price; Changes In Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments, with an upper limit of fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean base salary, commissions and cash bonuses (including, but not limited to cash bonuses paid under the Intuit Inc. Performance Incentive Plan), which definition may be changed for any future Offering Period by the Committee, in its sole discretion, subject to compliance with Section 423 of the Code, as applicable. Payroll deductions shall commence on the first payday of each Purchase Period and shall end on the last payday that occurs in such Purchase Period unless sooner altered or terminated as provided in the Plan. Notwithstanding the foregoing, if the last payday that occurs in a Purchase Period is within five business days prior to the Purchase Date, the payroll deductions associated with such payday may not be credited to such Purchase Period, and may instead be credited to the next Purchase Period, in accordance with the Company’s administrative procedures for the Plan, which shall comply with Section 423(b)(5) of the Code. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 9(b) of the Plan shall apply.

(b) Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan and any references to payroll deductions in the Plan shall mean such alternate acceptable form of participation, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(c) (i) A Participant may decrease the rate of payroll deductions once during any Purchase Period for the remainder of that Purchase Period to an amount greater than zero percent (0%) by following the Company’s established procedure for a new authorization for payroll deductions by the deadline established by the Company and in accordance with the Company’s administrative procedures for the Plan. The authorized level of deductions in effect at the end of the first Purchase Period of a given Offering Period for an enrolled Participant will continue at the same level during any subsequent Purchase Period within the same Offering

Intuit Inc.
Employee Stock Purchase Plan

Period, unless the Participant makes an election in accordance with the preceding sentence to further decrease the rate of payroll deductions.

(ii) A Participant may suspend (in other words, decrease to zero percent (0%)) the rate of payroll deductions for the remainder of any then-current Offering Period by following the Company’s established procedure for a new authorization for payroll deductions by the deadline established by the Company and in accordance with the Company’s administrative procedures for the Plan. Such a suspension shall not be treated as a withdrawal from participation in the Plan and a purchase of Common Stock shall be made for such Participant on the next Purchase Date in accordance with Section 9(e) below.

(iii) If an enrolled Participant elects not to make any changes in the authorized level of deductions for a subsequent Offering Period, then the regular payroll deductions for that Participant will continue at the same level as in effect at the end of the immediately preceding Offering Period.

(iv) A Participant may not increase the rate of payroll deductions for the remainder of any then-current Offering Period. For the avoidance of doubt, a Participant may increase the rate of payroll deductions for any subsequent Offering Period by following the Company’s established procedure for a new authorization for payroll deductions by the deadline established by the Company and in accordance with the Company’s administrative procedures for the Plan.

(d) All payroll deductions made for a Participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as the Plan remains in effect, the Participant’s employment has not terminated, and provided that the Participant has not timely completed the Company’s standard withdrawal process before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a Participant’s account at the end of a Purchase Period following the purchase of shares shall be returned to the Participant without interest. Any cash remaining in a Participant’s account after any Purchase Date due to the limitations in Section 10 below that prohibits such Participant from purchasing any additional shares of Common Stock during that Offering Period shall be returned to the Participant without interest. Subject to Section 12 below, no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

(f) Subject to Section 9(g) below, as promptly as practicable after each Purchase Date, the Company shall deliver, or cause to have delivered, shares of Common Stock representing the shares purchased.

(g) To the extent required by applicable law, at the time the option is exercised or at the time some or all of the shares of Common Stock issued under the Plan are disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for any withholding obligation of the Company or a Participating Subsidiary with respect to any applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Participant. At any time, the Company or the Participant’s employer may, but

Intuit Inc.
Employee Stock Purchase Plan

shall not be obligated to, withhold from the Participant’s wages or other cash compensation the amount necessary for the Company or the Participant’s employer to meet applicable withholding obligations. In addition, the Company or the Participant’s employer may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or by any other method of withholding the Company or the Participant’s employer deems appropriate in compliance with applicable law.

(h) During a Participant’s lifetime, such Participant’s option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares issued for the benefit of a Participant under the Plan will be issued to an account in the name of the Participant. The Company may require shares to be issued to an account established by a broker dealer approved by the Company.

10. Limitations on Shares to be Purchased.

(a) No Participant shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee is a Participant in the Plan, as determined in accordance with Section 423(b)(8) of the Code.

(b) No Participant shall be entitled to purchase more than the Maximum Share Amount during any single Offering Period. Prior to the commencement of any Offering Period, the Committee shall set a Maximum Share Amount. In the event of the creation of a special three (3) month Offering Period pursuant to Section 8(b), the Maximum Share Amount shall apply to the six (6) month period comprised of the original shortened Offering Period and the special Offering Period together. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the deadline established by the Company to enroll or change the rate of payroll deductions for the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under the Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected thereby.

(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10 and may not be used to purchase stock in any future Purchase Period of the same Offering Period shall be returned to the Participant in accordance with the rules set forth in Section 9(d).

11. Withdrawal.

(a) Each Participant may withdraw from an Offering Period under the Plan by withdrawing from the Plan in accordance with the procedures established by the Company by the deadline established by the Company for withdrawals.

(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in the Plan shall terminate. In the event a Participant withdraws from the Plan in accordance with Section 11(a), he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any regular Offering Period established under Section 5 of the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll

Intuit Inc.
Employee Stock Purchase Plan

deductions in the same manner as set forth above in Section 6 for initial participation in the Plan.

12. Termination of Employment.

(a) Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an eligible employee under Section 4 above, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.

(b) Notwithstanding the provisions of Section 12(a), an employee will remain an eligible employee in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or Applicable Law.

13. Return of Payroll Deductions. In the event a Participant’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated, the Company shall promptly deliver to the Participant all payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in the Plan.

14. Capital Changes. Subject to any required action by the stockholders of the Company, if the outstanding shares of Common Stock are affected by a merger, consolidation, reorganization, liquidation, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, split-up, spin-off, share combination, share exchange, extraordinary dividend, or distribution of cash, property and/or securities, the number of shares of Common Stock (or other securities or property) covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock (or other securities or property) which have been authorized for issuance under the Plan but have not yet been placed under option, any Maximum Share Amount established under Section 10(b), and the price per share of Common Stock (or other securities or property) covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted as shall be determined to be appropriate and equitable by the Committee, for the purpose of preventing the dilution or enlargement of rights and privileges under the terms of the Plan or any outstanding option; provided, however, that the price per share of Common Stock shall not be reduced below its par value per share. For the avoidance of doubt, any adjustment to the price per share as contemplated in the previous sentence shall be applicable to the calculation of the purchase price under Section 8. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Beginning with the first Offering Period commencing in 2022, fractions of a share of Common Stock (or other security) may be issued, subject to the authority of the Committee not to provide for the purchase of fractional shares of Common Stock under the Plan and to permit Participants to carry forward amounts representing a fractional share of Common Stock that were withheld but not applied toward the purchase of Common Stock under an earlier Offering Period and apply such amounts toward the purchase of Common Stock under a subsequent Offering Period.

In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action and the accrued payroll deductions will be returned to each Participant without interest, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, shorten each Offering Period in progress and establish a new Purchase Date (the “Special Purchase Date”) upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase Common Stock, with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under the Plan shall

Intuit Inc.
Employee Stock Purchase Plan

be continued, assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor Parent Corporation does not continue, assume or substitute such options, the Committee shall shorten each Offering Period in progress and establish a Special Purchase Date upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase Common Stock, with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. The price at which each share of Common Stock may be purchased on such Special Purchase Date shall be calculated in accordance with Section 8 above as if “Purchase Date” were replaced by “Special Purchase Date”.

15. Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports. Individual accounts will be maintained for each Participant in the Plan. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and any cash remaining in the Participant’s account after the shares are purchased.

17. Notice of Disposition. In order that the Company may properly report the compensation attributable to a Participant’s disposition of shares purchased under the Plan, the Company may require Participants to keep shares purchased under the Plan in an account established with a broker dealer approved by the Company until the earlier of the date that the Participant sells, gifts or otherwise transfers such shares, or two (2) years have passed since the date of the commencement of the Offering Period during which the shares were purchased. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares or take other actions intended to accomplish the same purpose. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates or the taking by the Company of any other action under this Section 17.

18. No Rights to Continued Employment. Neither the Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan within the meaning of Section 423(b)(5) of the Code so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan, except to the extent otherwise expressly provided in Sections 1 and 3(b).

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Tax Qualification. Although the Company (a) intends that the Plan satisfy the requirements of Section 423 of the Internal Revenue Code under the laws of the United States and (b) may endeavor to qualify an option for favorable tax treatment in jurisdictions outside of

Intuit Inc.
Employee Stock Purchase Plan

the United States, the Company expressly disavows any covenant to guarantee such favorable tax treatment to any Participant or avoid less favorable tax treatment for any Participant.

22. Term; Stockholder Approval. The Plan became effective October 7, 1996, the date on which it was adopted by the Board and was approved by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months after the date the Plan was adopted by the Board. No purchase of shares pursuant to the Plan occurred prior to such stockholder approval. The Plan shall continue until the earlier to occur of (a) termination of the Plan by the Board or the Committee (which termination may be effected at any time), or (b) issuance of all of the shares of Common Stock reserved for issuance under the Plan.

23. Death of a Participant. In the event of a Participant’s death, payroll deductions in his or her account shall be refunded to the Participant’s legal representative in accordance with the Company’s then current procedures for payment of a deceased employee’s wages. Any shares purchased under the Plan on behalf of a Participant are to be treated in accordance with the Participant’s will or the laws of descent and distribution.

24. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25. Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock purchased under the Plan unless and until such Participant is listed as a stockholder of record in the books and records of the Company.

26. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

27. Amendment or Termination of the Plan. The Committee may at any time amend, modify or terminate the Plan, except that any such termination cannot affect the terms of options previously granted under the Plan, nor may any modification or amendment make any change in an option previously granted which would materially adversely affect the rights of any Participant.

Notwithstanding the prohibition against affecting options previously granted under the Plan as described in the preceding paragraph, the Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Committee setting a new Purchase Date with respect to an Offering Period then in progress if the Committee determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules or interpretations thereof that are applicable to the Plan.

The Company must obtain stockholder approval for each amendment of the Plan for which stockholder approval is required by the Code, the rules of any stock exchange or automated quotation system upon which the Company’s shares may then be listed, or any other applicable laws or regulation. Such stockholder approval must be obtained, in a manner permitted by applicable corporate law, within twelve (12) months of the adoption of such amendment by the Committee.

28. Definitions.

Intuit Inc.
Employee Stock Purchase Plan

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation and Organizational Development Committee appointed by the Board. The Committee is comprised of at least two (2) members of the Board, all of whom are non-employee directors.

(d) “Company” means Intuit Inc., a Delaware corporation.

(e) “Enrollment Period” means (i) with respect to an Offering Period commencing September 16, the period from August 15 through August 31 immediately preceding the commencement of such Offering Period, and (ii) with respect to an Offering Period commencing March 16, the period from February 15 through February 28 (or, for leap years, February 29) immediately preceding the commencement of such Offering Period.

(f) “Fair Market Value” means as of any date, the value of a share of the Company’s Common Stock determined as follows:

(i) if such Common Stock is then quoted on the Nasdaq Global Market, its last reported sale price on the Nasdaq Global Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

(iv) if none of the foregoing is applicable, by the Board in good faith.

(g) “Maximum Share Amount” means the maximum number of shares which may be purchased by any employee during any single Offering Period. Until and unless the Committee provides otherwise, the Maximum Share Amount shall be 1,000.

(h) “Notice Period” is the period ending two (2) years from the Offering Date and one (1) year from the Purchase Date on which such shares were purchased.

(i) “Offering Date” is the first business day of each Offering Period.

(j) “Offering Period” means a six-month period containing two three-month Purchase Periods, unless such period is reduced to three months in accordance with Section 8(b).

(k) “Parent Corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Code Sections 424(e) and 424(f).

(l) “Participant” means an employee who meets the eligibility requirements of Section 4 above and timely enrolls in the Plan in accordance with Section 6 above.

(m) “Participating Subsidiaries” means Subsidiaries that have been designated by the Committee from time to time as eligible to participate in the Plan as set forth in Exhibit A to the Plan.

Intuit Inc.
Employee Stock Purchase Plan

(n) “Plan” means this Intuit Inc. Employee Stock Purchase Plan, as amended from time to time.

(o) “Purchase Date” is the last business day of each Purchase Period.

(p) “Purchase Period” means any period of three (3) months duration during an Offering Period as described in Section 5(b).

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